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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS

We consent to all references to our firm in the Registration Statement (Form S-4) and related Prospectus of The Meridian Resource Corporation for the registration of 19,953,505 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the consolidated financial statements of Cain Energy USA, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP


Dallas, Texas

October 1, 1997